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                                                                      EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74459) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan of our report dated March 14, 2001, with respect to the financial statements and schedules of the Ingles Markets, Incorporated Investment/Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended September 30, 2000.

                                                    /s/ Ernst & Young LLP
                                             -----------------------------------
                                                      Ernst & Young LLP

Greenville, South Carolina
March 28, 2001